UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive Bonita Springs, Florida		34134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On July 24, 2015, in connection with the previously announced public offering of 3,250,000 shares of the common stock of WCI Communities, Inc. (the “Company”) by entities affiliated with Monarch Alternative Capital LP and Stonehill Capital Management LLC (collectively, the “Selling Stockholders”), pursuant to an underwriting agreement, dated July 7, 2015, among the Company, the Selling Stockholders and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (the “Underwriters”), the Underwriters exercised their option to purchase an additional 487,500 shares of the Company’s common stock from the Selling Stockholders at a price of $23.10 per share, which is the same price at which the 3,250,000 shares of common stock were previously sold to the Underwriters. The Company is not selling any shares of common stock and will not receive any of the proceeds from the sale of the 487,500 shares by the Selling Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien N. Hastings
Vivien N. Hastings
Senior Vice President, Secretary and General Counsel

Date: July 24, 2015